UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 17, 2016 (Date of earliest event reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA		99201
(Address of principal executive offices)		(Zip Code)

509-835-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 2.03

Entry into a Material Definitive Agreement and Creation of a Direct Financial Obligation

In conjunction with the redemption in full of the Nez Perce County, Idaho (the “Issuer”) Pollution Control Revenue Refunding Bonds (Potlatch Corporation Project) Series 1996 at an interest rate of 6.00%, and maturing on October 1, 2024, Potlatch Corporation (the “Company”) and Potlatch Forest Holdings, Inc., Potlatch Lake States Timberlands, LLC, Potlatch Land & Lumber, LLC, Potlatch Minnesota Timberlands, LLC and Potlatch Timberlands, LLC (collectively the “Guarantors”) entered into a Loan Agreement with the Issuer (the “Agreement”) on August 1, 2016 related to the issuance of $65,735,000 principal amount of the Nez Perce County, Idaho Pollution Control Refunding Revenue Bonds (Potlatch Corporation Project), Series 2016 (the “Bonds”). The Bonds were issued on August 17, 2016 pursuant to an Indenture of Trust dated August 1, 2016 between the Issuer and U.S. Bank National Association, as trustee and an Underwriting Agreement dated July 28, 2016 among the Issuer, the Company and the underwriter named therein. The Bonds bear an interest rate of 2.75% per annum and mature on October 1, 2024.

The foregoing description is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 1.1 hereto and incorporated in this Item 1.01 and 2.03 by reference.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits.

1.1

Loan Agreement, dated August 1, 2016 by and among Nez Perce County, Idaho, Potlatch Corporation, Potlatch Forest Holdings, Inc., Potlatch Lake States Timberlands, LLC, Potlatch Land & Lumber, LLC, Minnesota Timberlands, LLC and Potlatch Timberlands, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2016

POTLATCH CORPORATION

By:	/s/ Lorrie D. Scott
Lorrie D. Scott
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

1.1

Loan Agreement, dated August 1, 2016 by and among Nez Perce County, Idaho, Potlatch Corporation, Potlatch Forest Holdings, Inc., Potlatch Lake States Timberlands, LLC, Potlatch Land & Lumber, LLC, Minnesota Timberlands, LLC and Potlatch Timberlands, LLC.

4